UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2016

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	1-34004	61-1551890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9721 Sherrill Boulevard Knoxville, Tennessee		37932
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (865) 694-2700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 8, 2016, Scripps Networks Interactive, Inc. (the “Company”), announced that Joseph G. NeCastro, Chief Development Officer (“CDO”) of the Company, is retiring as an officer and employee of the Company. In connection with Mr. NeCastro’s retirement, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. NeCastro, dated February 5, 2016, pursuant to which, among other things, the Company will pay Mr. NeCastro the separation benefits due under his employment agreement and the Company’s Executive Severance Plan.  Further, the Company will accelerate the vesting of outstanding and unvested equity awards under the applicable Company equity plans pursuant to the terms of the Separation Agreement. The Separation Agreement also provides that the annual incentive payment that would have been payable to Mr. NeCastro for 2015 will be paid to him based on actual performance for the year, without pro ration, and that the annual incentive payment that would have been payable to Mr. NeCastro for 2016 will be paid to him in accordance with the Company’s Executive Severance Plan with pro ration. The Separation Agreement further provides a release of claims in favor of the Company and provides that his retirement will become effective on February 15, 2016. Further, the Company will enter into a consulting agreement with Mr. NeCastro (the “Consulting Agreement”) under which he will provide consulting services to the Company from February 16, 2016 through December 31, 2016.

Item 7.01.Regulation FD Disclosure

On February 8, 2016, the Company issued a press release announcing the retirement of Mr. NeCastro as described in Item 5.02 above, a copy of which is attached at Exhibit 99.1 hereto, and is incorporated herein by reference.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01.Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date: February 8, 2016	By:	/s/ Lori A. Hickok
Lori A. Hickok
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated February 8, 2016